EXHIBIT 99.1  Press Release Dated August 5, 2004


================================================================================
                                  PRESS RELEASE
================================================================================

FROM:    SIMON R.C. WADSWORTH

SUBJECT: MID-AMERICA   SECOND   QUARTER   AHEAD  OF  EXPECTATIONS  AS  OPERATING
         PERFORMANCE IMPROVES

DATE:    AUGUST 5, 2004
--------------------------------------------------------------------------------

Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO") of $17,275,000, or $0.74 per share/unit for the second quarter ended June 30, 2004, a second quarter record. This was $0.02 per share/unit higher than analyst's First Call estimates and compares to $15,069,000, or $0.73 per share/unit for the same quarter of a year ago. FFO is the generally accepted measure of operating performance for real estate investment trusts. Reconciliation and discussion of FFO can be found later in this release.

Net income available for common shareholders for the quarter ended June 30, 2004 was $1,286,000 or $0.06 per common share, as compared to $1,180,000, or $0.07 per common share for the same quarter a year ago.

Highlights for the quarter were:

o Average same store physical occupancy in the second quarter was 93.3%, an increase from 92.6 % in the same quarter a year ago.

o Same-store property net operating income grew by 2.1% as compared to the same quarter last year; the best operating performance achieved over the last twelve quarters.

o The acquisition of the 240-unit Watermark property in the Dallas metro market was completed during the quarter.

o    Fixed charge coverage remains strong at 2.61x.

o The company's insurance program was successfully renewed resulting in significant cost reductions for the balance of 2004 and 2005.

Eric Bolton, Chairman and CEO said, "Our solid second quarter performance underscores the success of our strategy. Mid-America's strong operating capabilities and investment focus on deploying capital in the high growth southeast region of the country, diversified across large, middle and small tier markets, continue to deliver excellent results. We believe that our markets and portfolio will show steady recovery and recapture a higher level of earnings as the improving economy continues to create new jobs and higher interest rates. By remaining committed to protecting property values and long-term FFO growth potential during the weak operating environment of the last three years, Mid-America's portfolio is poised to capture higher FFO as leasing conditions continue to improve. In addition, as we make steady progress in further improving the quality and value of our real estate portfolio through new acquisitions, Mid-America's ability to strengthen dividend coverage and grow value per share is enhanced."

Simon Wadsworth, Executive Vice-President and CFO said, "Second quarter results were ahead of expectations as a result of lower than expected interest expense as well as a 1 cent per share refund on last year's insurance program. Our insurance policy renewal effective July 1st will result in 4 cents per share expense savings over the next 12 months compared to our prior expectations, which we've incorporated into our forecasts. As previously disclosed, FFO for the quarter includes $0.015 per share/unit of non-cash income relating to the amortization of the adjustment of the value of debt assumed. We completed over $100 million of debt refinancings through the second quarter of 2004, and initiated a new $100 million credit facility with Freddie Mac in June, all of which contributed to our reduced interest costs. Our improving operations and financing programs have provided us with significant balance sheet flexibility, positioning us to take advantage of current markets.

"As a result of the strong second quarter, the insurance savings, and the accretive acquisition of Watermark, w're again raising our forecast range of FFO per share for the year to $2.94 to $2.96, with a mid-point of $2.95, an increase of 3 cents. We expect FFO per share of 69 to 70 cents in the third quarter, and 75 to 76 cents in the fourth quarter."

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 36,952 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange
Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS  (in thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------------

                                                                       Three months ended                  Six months ended
                                                                            June 30,                           June 30,
                                                              ---------------------------------- ----------------------------------
                                                                    2004             2003             2004              2003
                                                              ------------------ --------------- ---------------- -----------------
Property revenues                                                     $ 66,727         $ 57,817        $ 132,927         $ 115,115
Management and fee income, net                                             149              266              294               514
Property operating expenses                                            (27,624)         (23,762)         (55,091)          (46,820)
Depreciation                                                           (17,098)         (13,983)         (34,331)          (27,858)
Property management expenses                                            (3,014)          (2,290)          (5,567)           (4,551)
General and administrative                                              (2,515)          (1,774)          (4,886)           (3,600)
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before non-operating items            16,625           16,274           33,346            32,800
Interest and other non-property income                                     136              234              279               463
Interest expense                                                       (12,191)         (10,772)         (24,786)          (22,407)
Loss on debt extinguishment                                               (359)            (205)            (277)             (205)
Amortization of deferred financing costs                                  (406)            (504)            (869)           (1,128)
Minority interest in operating partnership income                         (534)            (206)            (954)             (339)
Loss from investments in unconsolidated entities                           (33)            (183)             (74)             (308)
Net gain on insurance and other settlement proceeds                      1,754              528            3,382               607
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                        4,992            5,166           10,047             9,483
Discontinued operations:
    Property operations                                                      -              (61)               -               (52)
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                               4,992            5,105           10,047             9,431
Preferred dividend distribution                                         (3,706)          (3,925)          (7,412)           (7,850)
-----------------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders                          $  1,286         $  1,180        $   2,635         $   1,581
===================================================================================================================================


Weighted average common shares - Diluted                                20,585           18,047           20,475            17,984
Net income per share available for common shareholders                   $0.06            $0.07            $0.13             $0.09



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FUNDS FROM OPERATIONS (in thousands except per share data)
-----------------------------------------------------------------------------------------------------------------------------------


Net income                                                            $  4,992         $  5,105        $  10,047         $   9,431
Addback: Depreciation real estate assets                                16,762           13,638           33,661            27,169
Subtract: Net gain on insurance and other settlement proceeds            1,754              528            3,382               607
Addback: Depreciation real estate assets
    of discontinued operations                                               -               39                -                78
Addback: Depreciation real estate assets
    of unconsolidated entities                                             447              534              898             1,033
Subtract: Preferred dividend distribution                                3,706            3,925            7,412             7,850
Addback: Minority interest in operating partnership income                 534              206              954               339
-----------------------------------------------------------------------------------------------------------------------------------
Funds from operations                                                   17,275           15,069           34,766            29,593
Recurring capex                                                          3,954            3,723            6,542             6,216
-----------------------------------------------------------------------------------------------------------------------------------

Adjusted funds from operations                                        $ 13,321         $ 11,346        $  28,224         $  23,377
-----------------------------------------------------------------------------------------------------------------------------------


Weighted average common shares and units - Diluted                      23,256           20,781           23,150            20,719
Funds from operations per share and unit - Diluted                    $   0.74         $   0.73        $    1.50         $    1.43
Adjusted funds from operations per share and unit - Diluted           $   0.57         $   0.55        $    1.22         $    1.13

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CONSOLIDATED BALANCE SHEETS (in thousands)
-------------------------------------------------------------------------------------------------------------------------

                                                         June 30,        December 31,
                                                           2004              2003
                                                      --------------  ----------------
Assets
Gross real estate assets                                $ 1,731,422       $ 1,670,417
Accumulated depreciation                                   (372,631)         (339,704)
Other real estate assets, net                                26,185            21,136
--------------------------------------------------------------------------------------
Real estate assets, net                                   1,384,976         1,351,849
Cash and cash equivalents, including restricted cash         45,472            20,880
Other assets                                                 28,357            33,804
--------------------------------------------------------------------------------------
    Total assets                                        $ 1,458,805       $ 1,406,533
======================================================================================

Liabilities
Notes payable                                           $ 1,017,578       $   951,941
Other liabilities                                            49,052            61,279
--------------------------------------------------------------------------------------
    Total liabilities                                     1,066,630         1,013,220
Shareholders' equity and minority interest                  392,175           393,313
--------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity            $ 1,458,805       $ 1,406,533
======================================================================================

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SHARE AND UNIT DATA (in thousands)
-------------------------------------------------------------------------------------------------------------------------
                                                               Three months ended                 Six months ended
                                                                    June 30,                          June 30,
                                                         --------------------------------   -----------------------------
                                                             2004             2003              2004            2003
                                                         ------------   -----------------   -------------   -------------
Weighted average common shares - Basic                       20,275            17,824            20,157           17,788
Weighted average common shares - Diluted                     20,585            18,047            20,475           17,984
Weighted average common shares and units - Basic             22,946            20,558            22,832           20,523
Weighted average common shares and units - Diluted           23,256            20,781            23,150           20,719
Common shares at June 30 - Basic                             20,385            17,985            20,385           17,985
Common shares at June 30 - Diluted                           20,738            18,237            20,738           18,237
Common shares and units at June 30 - Basic                   23,057            20,719            23,057           20,719
Common shares and units at June 30 - Diluted                 23,409            20,971            23,409           20,971

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OPERATING RESULTS (Dollars and shares in thousands except per share data)
-------------------------------------------------------------------------------------------------------------------------
ROA                                                                Three Months Ended      Trailing
                                                                     June 30, 2004        4 Quarters
                                                                  ---------------------  ------------
       Net income                                                      $  4,992          $  20,822
       Net gain on insurance and other settlement proceeds               (1,754)            (5,717)
       Gain on sale of discontinued operations                                -             (1,919)
       Depreciation                                                      17,098             65,491
       Amortization of deferred financing costs                             406              1,803
       Interest expense                                                  12,191             48,411
-----------------------------------------------------------------------------------------------------
       EBITDA                                                          $ 32,933          $ 128,891
=====================================================================================================


                                                      Annualized          Trailing
                                                         2Q04            4 Quarters
                                                   -----------------  -----------------
       Gross Real Estate Assets, Average                 $1,761,064        $1,710,148
       EBITDA                                            $  131,732        $  128,891
       EBITDA/Gross Real Estate Assets                          7.5%              7.5%

                                                        Three Months Ended June 30,
                                                     ----------------------------------
                                                          2004              2003
                                                     ---------------   ----------------
EBITDA/Debt Service                                            2.61x             2.60x
EBITDA/Fixed Charges                                           2.61x             2.65x
Total Debt as % of Gross Real Estate Assets                      58%               55%
MAA portion of JV debt at June 30                           $24,883           $41,554

----------------------------------------------------------------------------------------------------------------
COMMUNITY STATISTICS
----------------------------------------------------------------------------------------------------------------
Properties are grouped by operational responsibility.

                                                           At June 30, 2004
                                ---------------------------------------------------------------
                                                                                    Average
                                  Number of       Portfolio                       Rental Rate
                                    Units        Concentration    Occupancy        Per Unit
                                -------------- ----------------- --------------- --------------
Tennessee
    Memphis                             4,837          13.08%            94.3%        $ 635.17
    Nashville                           1,855           5.02%            93.9%        $ 716.70
    Chattanooga                           943           2.55%            93.8%        $ 576.80
    Jackson                               664           1.80%            95.8%        $ 583.17

Florida
    Jacksonville                        3,631           9.82%            91.1%        $ 770.64
    Tampa                               1,120           3.03%            92.3%        $ 778.64
    Other                               2,518           6.81%            92.7%        $ 739.16

Georgia
    Atlanta                             2,116           5.73%            92.4%        $ 714.97
    Columbus / LaGrange                 1,509           4.08%            93.6%        $ 663.08
    Augusta / Aiken / Savannah            912           2.47%            91.6%        $ 618.84
    Other                               1,962           5.31%            95.1%        $ 677.15

Texas
    Dallas                              3,616           9.79%            89.9%        $ 725.04
    Houston                             1,310           3.55%            90.8%        $ 717.46
    Austin                              1,254           3.39%            92.0%        $ 618.49

South Carolina
    Greenville                          1,492           4.04%            94.8%        $ 548.05
    Other                                 784           2.12%            91.5%        $ 685.74

Kentucky
    Lexington                             924           2.50%            93.6%        $ 697.82
    Other                                 624           1.69%            96.0%        $ 616.73

Mississippi                             1,673           4.53%            95.2%        $ 607.23
Alabama                                   952           2.58%            93.6%        $ 648.93
Arkansas                                  808           2.19%            94.8%        $ 630.51
North Carolina                            738           2.00%            93.0%        $ 542.50
Ohio                                      414           1.12%            93.2%        $ 692.82
Virginia                                  296           0.80%            95.9%        $ 766.79
-----------------------------------------------------------------------------------------------
                       Total           36,952         100.00%            93.0%        $ 677.91

----------------------------------------------------------------------------------------------------------------
SAME STORE STATISTICS
----------------------------------------------------------------------------------------------------------------
Dollars in thousands except Average Rental Rate

                                 Three Months    Three Months    Percent Change   Three Months   Percent Change
                                    Ended           Ended            From            Ended            From
                                June 30, 2004    June 30, 2003   June 30, 2003    Mar 31, 2004    Mar 31, 2004
                               ---------------  --------------- ---------------- -------------- ----------------
Revenues                              $54,811         $53,702             2.1%         $54,506             0.6%

Property Operating Expenses            15,134          14,818             2.1%          14,974             1.1%
RE Taxes and Insurance                  7,087           6,951             2.0%           7,099            -0.2%
Other Expenses                            148             169           -12.4%             143             3.5%
----------------------------------------------------------------------------------------------------------------
Total Operating Expenses               22,369          21,938             2.0%          22,216             0.7%
----------------------------------------------------------------------------------------------------------------

NOI                                   $32,442         $31,764             2.1%         $32,290             0.5%
----------------------------------------------------------------------------------------------------------------

Units (1)                              29,043          29,043                           29,043
Average Rental Rate (1)               $658.25         $656.05             0.3%         $658.08             0.0%
Average Physical Occupancy (1)           93.3%           92.6%            0.7%            93.5%           -0.2%

(1)  Values are at June 30, 2004 and 2003, and March 31, 2004.

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DEBT AS OF JUNE 30, 2004
--------------------------------------------------------------------------------------------------------------------------
Dollars in thousands

                                          Principal      Average Years       Average
                                           Balance       to Maturity(1)       Rate
                                       --------------- ------------------ --------------
Conventional - Fixed Rate or Swapped      $   585,914              9.6             6.3%
Tax-free - Fixed Rate or Swapped              108,889             25.0             5.1%
Conventional - Variable Rate                  289,345              8.4             2.1%
Tax-free - Variable Rate                       33,430             21.2             1.9%
----------------------------------------------------------------------------------------
     Total                                $ 1,017,578             11.3             4.8%

(1) Maturities on swapped balances are calculated using the life of the underlying variable debt.

FUTURE PAYMENTS
                                                                                             Average
                                          Scheduled                                          Rate of
                                        Amortization      Maturities          Total         Maturities
                                       ---------------- ----------------- --------------- -------------
                                2004         $  1,383        $  67,500      $    68,883        4.8%
                                2005            2,549                -            2,549         -
                                2006            2,679           18,459           21,138        4.8%
                                2007            2,767                -            2,767         -
                                2008            2,602           30,539           33,141        5.5%
                          Thereafter           81,590          807,510          889,100        4.8%
-------------------------------------------------------------------------------------------------------
                               Total         $ 93,570        $ 924,008      $ 1,017,578        4.8%

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OTHER DATA
--------------------------------------------------------------------------------------------------------------------------

                                                             Three Months Ended June 30,        Six Months Ended June 30,
                                                           --------------------------------  -----------------------------
                                                                 2004             2003             2004             2003
                                                           ---------------  ---------------  ---------------  ------------
Number of apartment units with ownership interest
    (excluding development units not delivered)                 36,952           34,815           36,952           34,815
Apartment units added during period, net                           240              308            1,218              892


PER SHARE DATA
     Dividend declared per common share                        $ 0.585          $ 0.585          $ 0.585          $ 0.585

DIVIDEND INFORMATION (latest declaration)                  Payment          Payment           Record
                                                          per Share           Date             Date
                                                       --------------- ----------------- --------------
     Common Dividend - quarterly                           $0.5850         07/31/2004       07/23/2004
     Preferred Series F - monthly                          $0.1927         08/16/2004       08/01/2004
     Preferred Series H - quarterly                        $0.51875        06/23/2004       06/13/2004

--------------------------------------------------------------------------------
NON-GAAP FINANCIAL DEFINITIONS
--------------------------------------------------------------------------------

Funds From Operations (FFO)

     FFO represents net income (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

     Disposition of real estate assets includes sales of discontinued operations as well as proceeds received from insurance and other settlements from property damage.

     Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

     The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

     While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.


Adjusted Funds From Operations (AFFO)

     For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures plus the premiums and original issuance costs of preferred stock that was redeemed. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.


Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

     For purposes of these computations, EBITDA is composed of net income before net gain on discontinued operations and insurance settlement proceeds, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.